Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Amendment No. 3 to Form S-4 of our report dated April 12, 2023 with respect to the audited consolidated financial statements of VSee Lab, Inc. as of December 31, 2022 and 2021. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Accell Audit & Compliance, P.A.
Tampa, Florida
May 15, 2023